UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): November 15, 2022

Amphastar Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36509	33-0702205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11570 6th Street
Rancho Cucamonga, California	91730
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (909) 980-9484

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

T
Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.0001 per share	AMPH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement

On November 15, 2022 (the “Effective Date”) Amphastar Nanjing Pharmaceuticals, Inc. (“ANP”), a wholly owned subsidiary of Amphastar Pharmaceuticals, Inc. (the “Company”), entered into a supply agreement (the “Agreement”) with Nanjing Letop Biotechnology Co., Ltd. (“Letop”). Pursuant to the Agreement, Letop will manufacture and deliver chemical intermediates (“Intermediates”) for ANP according to the requirements of the purchase orders confirmed by Letop (collectively, the “Transaction”). ANP is entitled to decide the quantity of the Intermediates that it purchases from Letop at its own discretion, and ANP has no obligation to purchase any minimum quantity of the Intermediates from Letop. ANP will retain ownership of all confidential information ANP shares with Letop during the term of this Agreement. Each of ANP and Letop have made customary representations, warranties and covenants in the Agreement. This Agreement will remain in full force and effect for a period of three (3) years from the Effective Date.

Payments under the Agreement will be made in Chinese yuan. The total cost of the Agreement to ANP for the three (3) year period of the agreement shall not exceed approximately $1.5 million, with payments adjusted based on actual currency exchange rates.

As previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, Henry Zhang is an immediate family member of Dr. Jack Zhang, Chief Executive Officer, President, and Director of the Company, Dr. Mary Luo, Chairman, Chief Operating Officer, and Director of the Company. Henry Zhang beneficially owns a majority of the equity interest in Letop, and the Agreement with Letop represents a related party transaction. Accordingly, the independent and disinterested members of the Audit Committee of the Board of Directors of the Company evaluated and approved the Transaction and entry into the Agreement following their review of applicable considerations.

The foregoing is a brief description of the material terms of the Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the copies of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1*	Supply Agreement by and between Amphastar Nanjing Pharmaceuticals, Inc. and Nanjing Letop Biotechnology Co., Ltd. dated November 15, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*

Certain confidential information contained in this Exhibit was omitted by means of marking such portions with brackets because the identified confidential information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPHASTAR PHARMACEUTICALS, INC.
Date: November 18, 2022
	By:	/S/WILLIAM J. PETERS

William J. Peters
Chief Financial Officer, Executive Vice President and Treasurer